Exhibit 99.1

@ROAD REPORTS SECOND QUARTER RESULTS

Second Quarter 2006 Revenues Increase 12% Over Second Quarter 2005

FREMONT, Calif. – July 27, 2006 - @Road, Inc. (Nasdaq:  ARDI), a global provider of next generation solutions for Mobile Resource Management (MRM), today announced its results for the quarter ended June 30, 2006.

Total revenues for the second quarter of 2006 were $23.2 million, a 12% increase compared to $20.6 million for the second quarter of 2005.  Hosted revenues for the second quarter of 2006 were $19.6 million, and licensed revenues for the second quarter of 2006 were $3.6 million.  Net loss attributable to common stockholders for the second quarter of 2006 was $2.9 million, or $0.05 per diluted share.

For the six months ended June 30, 2006, total revenues were $47.9 million, an 18% increase compared to $40.6 million for the same period in 2005.  Hosted revenues for the first six months were $40.6 million, and licensed revenues for the first six months were $7.3 million.  Net loss attributable to common stockholders for the first six months of 2006 was $5.6 million, or $0.09 per diluted share.

“New sales orders for the second quarter were higher than expected, and represent the second highest level of orders in any quarter in the company’s history. We believe that our first half sales orders are tracking ahead of where we need to be to meet our 2006 subscriber goals,” said Krish Panu, president and CEO of @Road. “We also believe the adoption of MRM solutions is beginning to accelerate and that we are positioned to take advantage of this expanding opportunity.”

Non-GAAP loss before tax for the second quarter of 2006 was $1.1 million, or $0.02 per diluted share.  Non-GAAP loss before tax is calculated by adjusting GAAP net loss attributable to common stockholders for the impacts of stock-based compensation of $1.2 million, intangibles amortization expense of $1.0 million, a benefit for the change in the value of the derivative instrument liability of $0.1 million, a benefit from income taxes of $1.0 million, and depreciation expense of $0.8 million.  A reconciliation of non-GAAP financial measures used in this press release to the GAAP financial measures and presentation of the most directly comparable GAAP financial measures can be found in the Reconciliation of GAAP to Non-GAAP Financial Measures, included below in this press release.

Non-GAAP loss before tax for the first six months of 2006 was $0.5 million, or $0.01 per diluted share.  Non-GAAP loss before tax is calculated by adjusting GAAP net loss attributable to common stockholders for the impacts of stock-based compensation of $2.1 million, intangibles amortization expense of $2.0 million, an expense for the change in the value of the derivative instrument liability of $1.0 million, a benefit from income taxes of $1.6 million, and depreciation expense of $1.6 million.  A reconciliation of non-GAAP financial measures used in this press release to the GAAP financial measures and presentation of the most directly comparable GAAP financial measures can be found in the Reconciliation of GAAP to Non-GAAP Financial Measures, included below in this press release.

Year to Date Highlights

New Customers

•                  Announced that British Gas, a Centrica company, completed the deployment of the @Road Taskforce™ solution to help optimize the service delivery of about 6,500 field engineers.

•                  Announced that The ServiceMaster Company has selected @Road as its supplier of MRM solutions with an initial deployment expected in ServiceMaster’s Terminix business unit. The @Road MRM solution is designed to provide Terminix branch managers with greater location intelligence, manageability and visibility into the work of up to approximately 6,000 field personnel.

New Services

•                                          Introduced @Road® Dynamic Capacity Management (DCM) Suite. DCM is a capacity management solution designed to optimize field service planning, capacity control and appointment management by using intelligent automation that can continually synchronize available resources in line with ever-changing customer needs and preferences. DCM builds on existing @Road capabilities for Field Service Management and is available to both new and current customers.

•                                          Introduced AppSmart™, a next-generation MRM solution platform designed to enable businesses to deliver integrated field service applications with advanced location intelligence, mobile device independence and a higher level of business performance on demand.  AppSmart is built upon an existing @Road product and technology portfolio and extends the @Road vision for an on-demand application platform designed to serve the needs of medium-sized businesses as well as the complex field service delivery requirements of large enterprises.

Intellectual Property

•                                          Announced the issuance of two recently awarded patents by the U.S. Patent and Trademark Office, bringing @Road’s patent portfolio to twenty-two issued patents. @Road has additional patents and patents pending in jurisdictions throughout the world.

Alliances

•                                          Announced a strategic agreement with Eaton Corporation’s Vehicle Solutions business unit. Under the terms of the agreement, @Road and Eaton will cooperate on the development of a comprehensive Field Asset Management (FAM) solution as well as co-marketing and distribution initiatives in the global commercial vehicle market.

•                                          Entered into an agreement with LogicaCMG that enables LogicaCMG to integrate, market and resell the @Road Taskforce Field Service Management software to North American utilities as part of LogicaCMG’s Asset and Resource Management (ARM) product suite.

•                                          Announced a strategic relationship with Dexterra, Inc., a leading innovator of mobile business software. By applying Dexterra’s mobile application development and integration tools, @Road seeks to accelerate the development of mission-critical, next-generation on-demand solutions built on the @Road AppSmart MRM solution platform.

Awards

•                                          The @Road MRM Technology Demo Van was selected as a winner of the Wireless Emerging Technologies Award at CTIA WIRELESS 2006 for the Enterprise Solutions - Location Based Services category. Award recipients were announced at the CTIA WIRELESS 2006 Convention.

•                                          Received Frost & Sullivan’s 2006 Customer Value Enhancement Award for developing the @Road AppSmart on-demand technology and service delivery platform.  The Award recognizes the company that is best positioned to expand its customer base, while maintaining its existing installed base, through more innovative value creation and enhancement strategies than competing vendors.

•                                          Recognized by Frost & Sullivan as a “Player to Watch in 2006” in the leading market research and consulting firm’s just released U.S. Next Generation Mobile Resource Management study.

•                                          Ranked fourth on the Forbes Magazine Midas List of the 25 Fastest-Growing Technology Companies.  This year’s ranking for @Road is based on a 122% five-year sales growth rate and marks the second year in a row that @Road has ranked on the Forbes list.

Conference Call and Webcast Details

@Road will host a teleconference Thursday, July 27, commencing at 2:00 p.m. Pacific Time, to discuss the second quarter financial results.  Participating in the call will be @Road President and CEO Krish Panu and CFO Mike Martini.  All interested parties may listen by dialing 888-482-0024 or 617-801-9702, pass code 92820837, or by tuning into the webcast at www.road.com.

Non-GAAP Measures

To supplement @Road’s consolidated financial statements presented in accordance with GAAP, @Road provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP loss before tax and non-GAAP loss before tax per diluted share.

@Road’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.

These non-GAAP measures are provided to enhance investors’ overall understanding of @Road’s current financial performance and provide further information for comparative information due to the adoption of the new accounting standard FAS 123(R) during the first quarter of 2006.

Specifically, @Road believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  In addition, @Road believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included below in this press release.

About @Road

@Road, Inc. is a leading global provider of solutions designed to automate the management of mobile resources and to optimize the service delivery process for customers across a variety of industries. @Road delivers Mobile Resource Management solutions in three key areas: Field Force Management, Field Service Management and Field Asset Management. By providing real-time Mobile Resource Management infrastructure integrating wireless communications, location-based technologies, transaction processing and the Internet, @Road solutions are designed to provide a secure, scalable, upgradeable, enterprise-class platform, and are offered in on-demand software delivery, on-premise or hybrid environments that can seamlessly connect mobile workers in the field to real-time corporate data. @Road is headquartered in Fremont, Calif., and has a global presence with offices in North America, Europe and Asia.  For more information on @Road solutions, visit www.road.com.

###

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Numerous factors, risks and uncertainties affect @Road’s operating results and could cause actual results to differ materially from forecasts and estimates or from any other forward-looking statements made by, or on behalf of, @Road, and there can be no assurance that future results will meet expectations, estimates or projections. These factors, risks and uncertainties include, but are not limited to, @Road historical and future operating results and profitability; the risk that demand for MRM solutions will not grow or will grow slower than anticipated; the ability of customers to improve operations as a result of using @Road solutions; the market acceptance of new @Road solutions such as AppSmart, DCM and other solutions mentioned in this press release; the ability of @Road to develop new solutions to meet market demand and deployment commitments; the ability of @Road and its alliances to market, sell and support @Road solutions; performance of @Road and its alliances, such as Eaton, LogicaCMG and Dexterra, in accordance with the terms of their respective agreements; the ability of @Road to protect its intellectual property and enforce its intellectual property rights; the size and timing of purchasing and implementation decisions by The ServiceMaster Company and other prospects and customers; competition; the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others; and general economic and political conditions. @Road cautions the reader that the planned appearances of @Road personnel, time and/or manner of the live teleconference, webcast and replays may change for administrative or other reasons outside @Road’s control. Further information regarding these and other risks is included in the @Road Annual Report on Form 10-K dated March 22, 2006, the @Road Quarterly Report on Form 10-Q dated May 9, 2006 and in its other filings with the Securities and Exchange Commission.

@Road, the @Road logo, AppSmart and Taskforce are registered trademarks, trademarks or service marks of @Road, Inc. or its subsidiaries. All other marks used herein are the properties of their respective owners.

Contact:

Michael Martini	David J. Lebedeff
Chief Financial Officer	Vice President Investor Relations
@Road	@Road
510-870-1099	510-870-1317
mmartini@road-inc.com	dlebedeff@road-inc.com

or

Bob Stern
@Road Media Relations
510-870-1360
bstern@road-inc.com

@Road, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data) (unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$10,130	$25,773
Short-term investments	81,064	77,643
Accounts receivable, net	12,536	12,475
Inventories	12,654	6,087
Deferred product costs	15,559	16,187
Deferred tax assets	1,490	1,448
Prepaid expenses and other	2,320	2,566

Total current assets	135,753	142,179
Property and equipment, net	6,643	6,195
Deferred product costs	21,631	16,995
Deferred tax assets	41,793	39,843
Goodwill	13,341	13,341
Intangible assets, net	25,313	27,333
Other non-current assets	664	400

Total assets	$245,138	$246,286

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,881	$6,653
Accrued liabilities	8,563	8,751
Derivative instrument	3,930	1,457
Deferred revenue and customer deposits	17,096	15,495

Total current liabilities	35,470	32,356
Deferred revenue	16,646	17,333
Deferred tax liabilities	—	323
Derivative instrument	—	1,457
Other long-term liabilities	411	461

Total liabilities	52,527	51,930

Commitments and contingencies

Preferred stock, $0.001 par value, 10,000 shares authorized, 98 shares designated as redeemable preferred stock, shares issued and outstanding: 78 at June 30, 2006 and December 31, 2005	8,434	8,184

Stockholders’ equity:
Common stock, $0.0001 par value, 250,000 shares authorized, shares issued and outstanding: 61,688 at June 30, 2006 and 61,154 at December 31, 2005	268,732	265,347
Note receivable from stockholder	(5)	(7)
Accumulated other comprehensive loss	(102)	(78)
Accumulated deficit	(84,448)	(79,090)

Total stockholders’ equity	184,177	186,172

Total liabilities, redeemable preferred stock and stockholders’ equity	$245,138	$246,286

@Road, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Hosted	$19,642	$19,685	$40,605	$39,175
Licensed	3,559	941	7,341	1,443
Total revenues	23,201	20,626	47,946	40,618

Costs and expenses:
Cost of hosted revenue (excluding intangibles amortization included below)	11,345	9,227	22,347	18,751
Cost of licensed revenue (excluding intangibles amortization included below)	1,127	1,473	2,357	2,173
Intangibles amortization	1,010	1,010	2,020	1,467
Sales and marketing	5,506	5,832	11,424	10,479
Research and development	4,210	3,849	7,879	6,424
General and administrative	5,028	3,942	9,970	8,389
In-process research and development	—	—	—	5,640
Total costs and expenses	28,226	25,333	55,997	53,323

Loss from operations	(5,025)	(4,707)	(8,051)	(12,705)
Other income (expense), net:
Interest income, net	1,077	729	2,113	1,347
Change in derivative instrument liability	135	(3,332)	(1,016)	(4,073)
Other expense, net	(5)	(154)	(22)	(152)
Total other income (expense), net	1,207	(2,757)	1,075	(2,878)
Net loss before income taxes	(3,818)	(7,464)	(6,976)	(15,583)
Benefit from income taxes	1,028	3,195	1,618	3,195

Net loss	(2,790)	(4,269)	(5,358)	(12,388)
Preferred stock dividends	(126)	(124)	(250)	(181)

Net loss attributable to common stockholders	$(2,916)	$(4,393)	$(5,608)	$(12,569)

Net loss per share:
Basic	$(0.05)	$(0.07)	$(0.09)	$(0.21)

Diluted	$(0.05)	$(0.07)	$(0.09)	$(0.21)

Shares used in calculating net loss per share:
Basic	61,527	60,551	61,363	58,977

Diluted	61,527	60,551	61,363	58,977

@Road, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data) (unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2006	June 30, 2006
Net loss attributable to common stockholders	$(2,916)	$(5,608)
Adjustments:
Stock-based compensation	1,195	2,124
Intangibles amortization	1,010	2,020
Change in derivative instrument liability	(135)	1,016
Benefit from income taxes	(1,028)	(1,618)
Depreciation expense	817	1,611
Total adjustments	1,859	5,153
Non-GAAP loss before tax	$(1,057)	$(455)

Non-GAAP loss before tax per diluted share	$(0.02)	$(0.01)

Shares used in calculating non-GAAP loss before tax per diluted share	61,527	61,363